EXHIBIT 23.3

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.:

We consent to the use of our report incorporated by reference into this Registration Statement and to the reference to our firm under the heading "Experts" in the prospectuses.

                                                 /s/ KPMG Peat Marwick LLP

New York, New York
August 15, 1996